Exhibit 3.1

HANESBRANDS INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors of the Corporation (the “Board of Directors”) may designate.

Section 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors.

Section 3. Special Meetings.

(a) General. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than twenty percent (20%) of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than twenty percent (20%) of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested

Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder- Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on a matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

Section 4. Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by the laws of the State of Maryland. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(4)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. Organization And Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (as may be amended, modified, supplemented or restated from time to time, the “Charter”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Voting. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast in the election of directors at a meeting of stockholders duly called and at which a quorum is present for which (i) the secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in Article II, Section 11 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share of the Corporation’s stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. Proxies. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. Voting Of Stock By Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. Advance Notice Of Stockholder Nominees For Director And Other Stockholder Proposals.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting (including any postponements or adjournments thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business (the “Proposing Stockholder”) and who has complied with this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a Proposing Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the Proposing Stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, the Proposing Stockholder’s notice shall set forth all information and certifications required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the Proposing Stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of notice as described above.

(3) The Proposing Stockholder’s notice shall set forth:

(i) as to the Proposing Stockholder,

(A) a representation that the Proposing Stockholder is a holder of record of shares of stock of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting, and

(B) a representation as to whether the Proposing Stockholder or any Stockholder Associated Person (as defined below) intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of stock of the Corporation entitled to vote and required to approve the proposal and, if so, the identity of such Proposing Stockholder or Stockholder Associated Person;

(ii) as to each individual whom the Proposing Stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”),

(A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded,

(B) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among the Proposing Stockholder and any Stockholder Associated Person, on the one hand, and each Proposed Nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the Proposing Stockholder were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant,

(C) a completed questionnaire (in the form provided by the secretary upon written request) with respect to the identity, background and qualification of the Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made, and

(D) a written certificate representing and agreeing (in the form provided by the secretary upon written request) that the Proposed Nominee (I) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such Proposed Nominee is standing for election and will notify the Corporation simultaneously with the notification to the Proposing Stockholder of the Proposed Nominee’s unwillingness or inability to serve as a director, (II) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with the Proposed Nominee’s fiduciary duties under applicable law, (III) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (IV) if elected as a director of the Corporation, the Proposed Nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(iii) as to any business that the Proposing Stockholder proposes to bring before the meeting,

(A) a description of such business, the Proposing Stockholder’s reasons for proposing such business at the meeting and any material interest in such business of the Proposing Stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the Proposing Stockholder or the Stockholder Associated Person therefrom, and

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration);

(iv) as to the Proposing Stockholder, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company),

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation or any affiliate thereof), by security holdings or otherwise, of the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(E) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person has a right to vote any shares of stock of the Corporation,

(F) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person is a party, and

(G) any rights directly or indirectly held of record or beneficially by the Proposing Stockholder, Proposed Nominee or Stockholder Associated Person to dividends on shares of stock of the Corporation that are separated or separable from the underlying shares of stock of the Corporation;

(v) as to the Proposing Stockholder, any Stockholder Associated Person with an interest or ownership referred to in clauses (i), (ii), (iii) or (iv) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of the Proposing Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of the Proposing Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the Proposing Stockholder and each such Stockholder Associated Person;

(vi) the name and address of any person who contacted or was contacted by the Proposing Stockholder or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and

(vii) to the extent known by the Proposing Stockholder, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of the Proposing Stockholder’s notice.

(4) Such Proposing Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposing Stockholder certifying that such Proposing Stockholder will comply with Rule 14a-19 promulgated under the Exchange Act in connection with its solicitation of proxies in support of any Proposed Nominee.

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder or such Stockholder Associated Person, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, and, except as contemplated by and in accordance with the next two sentences of this Section 11(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (including any postponements or adjournments thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and certifications required by paragraph (a)(3) of this Section 11, shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If any information or certification submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such Proposing Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date and (C) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If the Proposing Stockholder fails to provide such written verification, update or certification within such period, the information as to which written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. For the avoidance of doubt, a stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder shall provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any Proposed Nominee who was nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such Proposed Nominee shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, each Proposing Stockholder and Stockholder Associated Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 11, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees (including any Proposed Nominees) other than the Corporation’s nominees if the Proposing Stockholder and any Stockholder Associated Person soliciting proxies in support of such director nominees (including any Proposed Nominees) abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Proposing Stockholder or any Stockholder Associated Person to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the judgment of the Board of Directors sufficient to satisfy the Corporation that such Proposing Stockholder and any Stockholder Associated Person have met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, if any Proposing Stockholder and any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Proposing Stockholder and any Stockholder Associated Person), such Proposing Stockholder and Stockholder Associated Person shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4) For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(5) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (including any successor statute, the “MGCL”) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 13. Stockholders’ Consent In Lieu Of Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Number, Tenure And Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL nor more than 25, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. Annual And Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than were required to establish a quorum.

Section 7. Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than were required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. Organization. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman of the board, the Lead Director, if any, or in the absence of the chairman of board and a Lead Director, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of all of the foregoing, the chief executive officer or, in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. Consent By Directors Without A Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. Vacancies. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14. Certain Rights of Directors, Officers, Employees and Agents. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Subject to compliance with any policies adopted by the Board of Directors, any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 15. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 16. Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. Number, Tenure And Qualifications. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and other committees, composed of one or more directors (in each case subject to any applicable legal or stock exchange listing requirement), to serve at the pleasure of the Board of Directors.

Section 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep minutes of its proceedings.

Section 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Consent By Committees Without A Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a controller, a general counsel, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. Removal And Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. Chairman Of The Board. The Board of Directors shall designate a chairman of the board. The chairman may serve in such role in either an executive or a non-executive capacity. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 5. Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 10. Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 11. Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12. Assistant Secretaries And Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 13. General Counsel. The general counsel shall have general supervision of all legal matters relating to the Corporation (including its subsidiaries and affiliates), including litigation by and against the Corporation, preparation of documents relating to transactions to which the Corporation is a party, advice to the Board of Directors and management concerning legal issues affecting the Corporation and retention of counsel to represent the Corporation. The general counsel shall perform such other duties and have such authority as may be assigned to her or him by the Board of Directors, the chairman of the board or the president.

Section 14. Controller. The controller shall be the chief accounting officer of the Corporation and shall be responsible for maintenance of the financial records and the internal accounting systems of the Corporation (including its subsidiaries and affiliates) and for the conduct and surveillance of general corporate accounting procedures. The controller shall supervise the preparation of the Corporation’s financial statements and other financial reports and statistics as required by management and governmental agencies and shall perform such other duties as the chief financial officer of the Corporation or the Board of Directors may from time to time prescribe.

Section 15. Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors or the executive officers of the Corporation and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. Checks And Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer, the treasurer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. Certificates. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to the record holders of such shares, for so long as the same is required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

Section 2. Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. Fixing Of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

Except as otherwise provided in Section 3(b)(4) of Article II, if no record date is fixed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. Stock Ledger. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of shares of stock, and certificates representing the same, if any, including the appointment from time to time of transfer agents and registrars. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. Fractional Stock; Issuance Of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of applicable law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of applicable law and the Charter.

Section 2. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1. Right To Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (or by reason of his or her service as a director or officer of Sara Lee Corporation or a subsidiary thereof in connection with Sara Lee’s Branded Apparel Americas/Asia business) or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above (other than Sara Lee or a subsidiary thereof) and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 2. Change In Control. In the event of a change in control of the Corporation, any person claiming a right to be indemnified or to an advance of expenses by the Corporation may have his right to be indemnified or to an advance of expenses and the extent of indemnification and advance of expenses to which he is entitled determined by independent legal counsel selected by a committee composed of all of the continuing directors, or in the event there are no continuing directors, by independent legal counsel selected by the person claiming indemnification or advance of expenses, with the approval of the chief executive officer of the

Corporation, which approval will not be unreasonably withheld. As used in this section, “continuing director” shall mean a director who was a member of the Board of Directors prior to the change in control and who is not an Acquiring Person (as such term is defined in the Rights Agreement to be entered into between the Corporation and Computershare Investor Services, LLC, Rights Agent, as the same may be amended from time to time, or any successor agreement thereto), and is not and was not an affiliate or associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such affiliate or associate. As used in this Article XII, “change in control” shall mean any change in the Board of Directors of the Corporation, resulting in continuing directors constituting less than a majority of the Board of Directors.

Section 3. Time For Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the “Indemnified Party”). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

Section 4. General. The indemnification and advance of expenses provided by this Article XII (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent of the Corporation, (b) shall vest immediately upon election of a director or officer and shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer (including after a change in control of the Corporation), and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article XII is in effect.

Section 5. Effective Time. This Article XII shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 6. Further Action. The Board of Directors may take such action as is necessary to carry out the provisions of this Article XII and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

Section 7. Severability. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division (collectively, the “Designated Courts”), shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any current or former director, officer, employee, stockholder or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any of its current or former directors, officers, employees, stockholders or agents arising pursuant to any provision of the MGCL or the Charter or Bylaws of the Corporation, or (d) any action asserting a claim against the Corporation or any of its current or former directors, officers, employees, stockholders or agents that is governed by the internal affairs doctrine.

If any action containing a cause of action or claim whose subject matter is within the scope of the preceding paragraph is filed in a court (a “Foreign Court”) other than the Designated Courts (a “Foreign Action”) in the name of any stockholder (including a beneficial owner) or derivatively on behalf of the Corporation, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Designated Courts in connection with such Foreign Action to enforce the preceding sentence; (ii) transfer of the Foreign Action to the United States District Court for the District of Maryland, Northern Division, if the Foreign Action was filed in a United States District Court; (iii) dismissal of the Foreign Action in favor of refiling in the Designated Courts if the Foreign Action was filed in a Foreign Court other than a United States District Court; and (iv) having service of process made upon such stockholder in any such Foreign Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XV

AMENDMENT OF BYLAWS

The Board of Directors is vested with the power to adopt, alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

Amended as of September 29, 2022.

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